Exhibit 10.45

CONTURA ENERGY, INC.
2018 LONG-TERM INCENTIVE PLAN
Section 1.    Purpose. The purpose of the Contura Energy, Inc. 2018 Long-Term Incentive Plan (as amended from time to time, the “Plan”) is to advance the interests of Contura Energy, Inc. (the “Company”) and its stockholders by motivating and retaining employees and other selected individuals who contribute significantly to the strategic and long-term performance objectives and growth of the Company.
Section 2.    Definitions. Certain capitalized terms applicable to the Plan are set forth in Appendix A.
Section 3.    Administration.
(a)    Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, Eligible Persons and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.
(b)    Composition of Committee. To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Common Shares are quoted or traded; and (i) non-employee Directors within the meaning of Rule 16b-3 under the Exchange Act. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and Stock Appreciation Rights or other Awards in the form of Common Share rights (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c)    Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Eligible Persons; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Eligible Person under the Plan; (iii) determine the number of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement which need not be identical for each Participant; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Common Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (i) determine whether, to what extent and under what circumstances cash, Common Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (i) amend terms or conditions of any outstanding Awards in a manner consistent with Section 5(b) hereof; (i) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (i) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (i) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 4.    Participation.
Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in the Plan and be granted Awards under the Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.
Section 5.    Shares Available for Award.
(a)    Share Reserve.
(i)    Subject to adjustment as provided in Section 5(b) and except for Substitute Awards, the maximum number of Common Shares available for issuance under the Plan is 1,000,000. The maximum number of Common Shares available for issuance with respect to Incentive Stock Options shall be 940,800.
(ii)    If any Award, in whole or in part, is forfeited, cancelled, expires, terminates or otherwise lapses, or is settled in cash without the delivery of Common Shares, or Common Shares are withheld by the Company in respect of taxes, then the corresponding Common Shares shall again be available for grant under the Plan. For the avoidance of doubt, any Common Shares tendered or withheld to pay the exercise price of Options, or that are covered by a Stock Appreciation Right (to the extent that it is settled in Common Shares, without regard to the number of Shares that are actually issued upon exercise), will not again become available for issuance under the Plan.
(iii)    Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

(b)    Adjustments. In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, issuance of Common Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Common Shares, or changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including, without limitation, by payment of cash) any or all of:
(i)    the number and type of Common Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limits specified in Section 5(c);
(ii)    the number and type of Common Shares (or other securities) subject to outstanding Awards; and
(iii)    the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.
(c)    Non-Employee Director Limits. No non-employee Director may be granted (i) Award(s) (denominated in Common Shares) in excess of 34,285 Common Shares (or if greater, in the case of Restricted Stock Units, Restricted Stock, Performance Awards and Other Stock-Based Awards, Common Shares with an aggregate Fair Market Value of $300,000, as calculated on the grant date of the applicable Award) or (ii) Award(s) denominated in cash in excess of $150,000 under the Plan in any one fiscal year of the Company.
Section 6.    Awards under the Plan.
(a)    Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (i) Stock Appreciation Rights, (i) Restricted Stock, (ii) Restricted Stock Units, (iii) Performance Awards, (iv) Other Cash-Based Awards and (v) Other Stock-Based Awards.
(b)    Rights with Respect to Common Shares and Other Securities. Except as provided in Section 9(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any Person succeeding to such a Participant’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Common Shares or other evidence of ownership is issued to such Participant or until such Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares.
(c)    Award Agreements. Each Award granted or sold under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the applicable terms and conditions of the Plan and applicable law, and with such other terms and conditions, including, but not limited to, treatment of the Award upon a Separation from Service and restrictions upon a Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.
Section 7.    Stock Options. The Committee may grant Stock Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions, in each case, not inconsistent with the provisions of the Plan, as the Committee shall determine; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of the Company or any parent or subsidiary of the Company within the meaning of Sections 424(e) and (f) of the Code, including a subsidiary which becomes such after adoption of the Plan.
(a)    The Committee shall determine the number of Common Shares to be subject to each Stock Option. The exercise price of a Stock Option shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant, as determined by the Committee; provided, however, if an Incentive Stock Option is granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted.
(b)    Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.
(c)    A Stock Option shall not be exercisable:
(i)    in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and
(ii)    no Common Shares shall be issued unless payment in full is made for the Common Shares being acquired under such Stock Option at the time of exercise as provided in Section 7(e).
(d)    In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Stock Option) with respect to which Incentive Stock Options are exercisable for the first time by an employee of the Company or a Subsidiary during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations within the meaning of Sections 424(e) and (f) of the

Code) shall not exceed $100,000 or such other amount as is specified in the Code. An Incentive Stock Option that is exercised at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code shall cease to be an Incentive Stock Option.
(e)    The Committee shall determine the method or methods by which, and the form or forms, including cash, Common Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value (if such form is other than cash) on the exercise date equal to the exercise price of the Common Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.
(f)    If the exercise of a Stock Option is prevented by Section 19(e), the Stock Option shall remain exercisable until thirty days after the date such exercise first would no longer be prevented by such provision, but in any event no later than the expiration date of such Stock Option.
Section 8.    Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Eligible Persons with the following terms and conditions, and with such additional terms and conditions in each case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a)    The Committee shall determine the number of Common Shares to be subject to each Stock Appreciation Right. Stock Appreciation Rights shall have an exercise price no less than the Fair Market Value of the Common Shares subject to such Stock Appreciation Right on the date of grant, as determined by the Committee.
(b)    Any Stock Appreciation Right may be exercised during its term only at such time or times and in such installments as the Committee may establish and shall not be exercisable after the expiration of ten years from the date it is granted.
(c)    A Stock Appreciation Right shall entitle the holder to exercise such Award and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares or cash having an aggregate value equal to the excess of the Fair Market Value of one Common Share, at the time of such exercise, over the exercise price, times the number of Common Shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be.
(d)    If the exercise of a Stock Appreciation Right is prevented by Section 19(e), the Stock Appreciation Right shall remain exercisable until thirty days after the date such exercise first would no longer be prevented by such provision, but in any event no later than the expiration date of such Stock Appreciation Right.
Section 9.    Restricted Stock and Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions, and with such additional terms and conditions in each case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)    The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both. The Award Agreement shall specify the applicable conditions and restrictions and, with respect to Restricted Stock Units, the delivery schedule (which may include deferred delivery later than an applicable vesting date).
(b)    Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee, in its discretion, shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate or other evidence of ownership representing the Common Shares subject to such Award.
(c)    Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any Person succeeding to such a Participant’s rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded (or after the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares) and prior to the expiration of the Restricted Period, ownership of such Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares, provided that, such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of the Company, shall be subject to the restrictions set forth in the Award Agreement. A Restricted Stock Unit shall not convey to the Participant the rights and privileges of a stockholder with respect to the Common Share subject to the Restricted Stock Unit, such as the right to vote or the right to receive dividends, unless and until a Common Share is issued to the Participant to settle the Restricted Stock Unit.
(d)    The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends, Dividend Equivalents or other distributions, as applicable, paid on Awards of Restricted Stock or Restricted Stock Units prior to vesting or settlement, as applicable, be paid either in cash or in additional Common Shares and either on a current or deferred basis and that such dividends, dividend equivalents or other distributions may be reinvested in additional Common Shares, which may be subject to the same restrictions as the underlying Awards. Notwithstanding the foregoing, dividends and Dividend Equivalents with respect to Restricted Stock and Restricted Stock Units that are granted as Performance Awards shall vest only if and to the extent that the underlying Performance Award vests, as determined by the Committee.
Section 10.    Performance Awards.
(a)    Grant. The Committee may grant a Performance Award to Eligible Persons which shall consist of a right that is (i) denominated and/or payable in cash, Common Shares or any other form of Award issuable under the Plan (or any combination thereof) (other than Stock Options or Stock Appreciation Rights), (i) valued, as determined by the Committee, in accordance with the achievement of such performance goals applicable to such performance periods as the Committee shall establish and (i) payable at such time and in such form as the Committee shall determine.
(b)    Terms and Conditions. Performance Awards may be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration, and other non-financial operating and management performance objectives. The Committee may determine that certain adjustments shall apply, in whole or in part, to exclude or include the effect of specified events that occur during a performance period. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.
(c)    Additional Restrictions/Exercise of Discretion. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to adjust the amount of any Performance Award payable to a Participant if it concludes that such adjustment is necessary or appropriate.
(d)    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the relevant Performance Period or, in accordance with procedures established by the Committee, on a deferred or accelerated basis.

Section 11.    Other Cash-Based Awards and Other Stock-Based Awards. The Committee may grant Other Cash-Based Awards and Other Stock-Based Awards to Eligible Persons with the following terms and conditions, and with such additional terms and conditions in each case not inconsistent with the provisions of the Plan, as the Committee shall determine, which shall consist of any right that is (i) not an Award described in Sections 7 through 10 above and (i) an Award of Common Shares or cash or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Cash-Based Award or Other Stock-Based Award.
Section 12.    Effect of Separation from Service or a Change in Control on Awards.
(a)    The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s Separation from Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b)    In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i)    continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving corporation or its parent;
(ii)    substitution or replacement of such Award by the successor or surviving corporation or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including, without limitation, any applicable performance targets or criteria with respect thereto);
(iii)    acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or Stock Appreciation Right, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or Stock Appreciation Right without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, upon (A) the Participant’s involuntary Separation from Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without “cause” or by the Participant for “good reason”) as such terms may be defined in the applicable Award Agreement and/or the Participant’s employment agreement or offer letter, as the case may be) on or within 24 months following such Change in Control or (B) the failure of the successor or surviving corporation (or its parent) to continue or assume such Award;
(iv)     in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v)    cancellation of such Award in consideration of a payment, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its reasonable discretion; provided that, in the case of an Option or Stock Appreciation Right, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or Stock Appreciation Right is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise or hurdle price is equal to or exceeds the per Common Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A.
Section 13.    Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award provided under the Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply, as applicable and as required by Section 409A:
(a)    If a Participant is a Specified Employee for purposes of Section 409A and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable Award Agreement.
(b)    For purposes of Section 409A, and to the extent applicable to any Award under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. Whether a Participant has Separated from Service will be determined by the Committee based on all of the facts and circumstances and, to the extent applicable to any Award, in accordance with the guidance issued under Section 409A.

(c)    The grant of Nonqualified Stock Options and Stock Appreciation Rights are intended to be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.
Section 14.    Deferred Payment of Awards. The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any cash compensation, or Common Shares or other form of payment under an Award, may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A; provided, however, that no deferral shall be permitted with respect to Stock Options or Stock Appreciation Rights.
Section 15.    Transferability of Awards. Except pursuant to the laws of descent and distribution, a Participant’s rights and interest under the Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to the Plan shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by Participant.
Section 16.    Amendment or Substitution of Awards under the Plan.
(a)    The terms of any outstanding Award under the Plan may be amended or modified from time to time after grant by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments under any Award) in accordance with the terms of the Plan; provided that no such amendments or acceleration shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.
(b)    No Repricing. Notwithstanding the foregoing, except as provided in Section 5(b), no action (including the repurchase of Options or Stock Appreciation Right Awards (in each case, that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s stockholders.
Section 17.    Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a Participant has Separated from Service, terminated employment with, or terminated the performance of services for, the Company or any Subsidiary; provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under the Plan.
Section 18.    Designation of Beneficiary by Participant. A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under the Plan in the event of his or her death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his or her Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in the Plan shall be deemed to include such Person or Persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee and the members thereof, will have no further liability to anyone with respect to such amount.
Section 19.    Miscellaneous Provisions.
(a)    Any proceeds from Awards shall constitute general funds of Company.
(b)    No fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment may be made as determined by the Committee in its discretion.
(c)    No Eligible Person or other Person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Eligible Persons under the Plan, whether or not such Eligible Persons are similarly situated. Neither the Plan nor any action taken under the Plan shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the Company specifically reserves the right to terminate the employment of, or performance of services by, Eligible Persons at any time and for any reason.
(d)    No Participant or other Person shall have any right with respect to the Plan or the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions and provisions of the Plan and the Award applicable to such Participant (and each Person claiming under or through him or her) have been met.
(e)    Notwithstanding anything to the contrary contained in the Plan or in any Award agreement, each Award shall be subject to the requirement, if at any time the Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under the Plan, or of the Common Shares, Other Company Securities or property or other forms of payment issuable pursuant to any Award under the Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled in whole or in part until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary contained in the Plan or in any Award agreement, no Common Shares, Other Company Securities or property or other forms of payment shall be issued under the Plan with respect to any Award unless the Committee shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares are listed. If the Committee determines that the exercise of any Stock Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed, the Participant holding such Stock Option or Stock Appreciation Right shall have no right to exercise such Stock Option or Stock Appreciation Right until such time as the Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule.
(f)    Although it is the intent of Company that the Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 409A and 422; (i) the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under any provision of federal, state, local or non-United States law; and (i) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Section 409A or 422 or, as applicable, for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
(g)    The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Company to issue Common Shares, Other Company Securities, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant (or any Beneficiary or Person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an Eligible Person (or any Beneficiary or Person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities, other securities or property, or other forms of payment, or any combination thereof, owned by such Person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such Person, having a Fair Market Value equal to the amount of such taxes); provided, however, that any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, and any withholding satisfied through a net-settlement of an Award shall be limited to the maximum statutory withholding requirements.
(h)    The expenses of the Plan shall be borne by the Company.
(i)    The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.
(j)    By accepting any Award or other benefit under the Plan, each Participant (and each Person claiming under or through him or her) shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
(k)    Records of the Company shall be conclusive for all purposes under the Plan or any Award, unless determined by the Committee to be incorrect.
(l)    If any provision of the Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.
(m)    The terms of the Plan shall govern all Awards under the Plan and in no event shall the Committee have the power to grant any Award under the Plan that is contrary to any of the provisions of the Plan.
(n)    Notwithstanding the foregoing, any Award granted under the Plan which is or becomes subject to recovery under any Company policy adopted after the Effective Date or required by law, regulation or stock exchange listing requirement, shall be subject to such deductions, recoupment, and clawback as may be required to be made pursuant to such Company policy (the “Clawback Policy”) or applicable law, regulation or stock exchange listing requirement. Upon the adoption of the Clawback Policy, the Committee is hereby granted the authority, in its discretion, to amend and/or terminate any similar recoupment and clawback provisions in outstanding Awards which are inconsistent with, similar to, or duplicative of, such Clawback Policy.
(o)    The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but, if applicable, each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed. Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom.
Section 20.    Effective Date and Approval Date. The Plan shall become effective upon the date of approval of the Plan by the Board (the “Effective Date”); provided, however, that the Plan shall be subject to the subsequent approval by the Company’s stockholders, such stockholder approval to be obtained not later than one year after the Effective Date. Any Awards granted under the Plan prior to such approval by stockholders shall be subject to such approval, and, in the absence of such approval, such Awards shall be null and void
Section 21.    Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and/or from time to time by the Committee; provided that no such change or amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the Committee deems it necessary or desirable to qualify or comply. No amendment of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 5(b). Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the Plan with Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan shall adversely affect the rights of a Participant.
Section 22.    Term of the Plan. No Awards shall be granted under the Plan after earlier of the following dates or events to occur:
(a)    upon the adoption of a resolution of the Board terminating the Plan; or
(b)    the tenth anniversary of the Effective Date.
Section 23.    Governing Law. The Plan and any Award granted under the Plan as well as any determinations made or actions taken under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to its choice or conflicts of laws principles.

APPENDIX A
The following terms shall have the meaning indicated:
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Cash-Based Awards or Other Stock-Based Awards to an Eligible Person under the Plan.
“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
“Beneficiary” has the meaning set forth in Section 18.
“Board” means the Board of Directors of the Company.
“Clawback Policy” has the meaning set forth in Section 19(n).
“Change in Control” means the occurrence of any one or more of the following events:
(i)    any Person, other than (A) any employee plan established by the Company or any Subsidiary, (A) the Company or any of its Affiliates, (A) an underwriter temporarily holding securities pursuant to an offering of such securities, or (A) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii)    a change in the composition of the Board such that, during any 12-month period, which shall in no event begin prior to the Initial Public Offering, the individuals who constitute the Board at the time of the Initial Public Offering (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Initial Public Offering whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii)    the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Common Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv)    the sale or disposition by the Company of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions, (B) for purposes of any compensation that constitutes “nonqualified deferred compensation” pursuant to Section 409A, no event or circumstances described in any of clauses (i) through (iv) above shall constitute a Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, in each case, as defined in Section 409A. Terms used in the definition of a Change in Control shall be as defined or interpreted in a manner consistent with Section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.
“Committee” shall mean the person or persons responsible for administering the Plan as appointed by the Board; provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under the Plan, including administering certain Awards under the Plan.
“Common Shares” means shares of common stock, par value $0.01 per share, of the Company and stock of any other class into which such shares may thereafter be changed.
“Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
“Director” means any member of the Board.
“Dividend Equivalents” means an award of cash or other property with a Fair Market Value equal to the dividends which would have been paid on the Common Shares underlying an outstanding Award of Restricted Stock Units had such Common Shares been outstanding.
“Effective Date” has the meaning set forth in Section 21.
“Eligible Person(s)” means those persons who are (i) full or part-time employees or Consultants of the Company or any Subsidiary or (ii) other individuals who perform services for the Company or any Subsidiary, including, without limitation, Directors who are not employees of the Company or any Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.
“Fair Market Value” means (i) with respect to the Common Shares, as of any date (A) if the Company’s Common Shares are listed on any established stock exchange, system or market, the closing market price of the Common Shares as quoted in such exchange, system or market on the day before such date as reported in the Wall Street Journal or such other source as the Committee deems reliable or (B) in the absence of an established market for the Common Shares, as determined in good faith by the Committee or (ii) with respect to property other than Common Shares, the value of such property, as determined by the Committee, in its sole discretion.
“Incentive Stock Option” means a Stock Option that is an incentive stock option as defined in Section 422 of the Code.
“Intrinsic Value” with respect to an Option or Stock Appreciation Right means (v) the excess, if any, of the price or implied price per Common Share in a Change in Control or other event over (vi) the exercise or hurdle price of such Award multiplied by (vii) the number of Common Shares covered by such Award.
“Nonqualified Stock Option” means a Stock Option that is not an incentive stock option as defined in Section 422 of the Code.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Company Securities” means Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property) other than Common Shares.
“Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
“Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, dividend rights or dividend equivalent rights or Awards with a value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
“Participant” means an Eligible Person to whom an Award has been granted under the Plan.
“Performance Award” means an Award subject, in part, to the terms, conditions and restrictions described in Section 10, pursuant to which the recipient may become entitled to receive cash, Common Shares, Other Company Securities or other property issuable under the Plan, or any combination thereof, as determined by the Committee.
“Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
“Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such form may be amended from time to time, which persons include, as of the date of adoption of the Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights, nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
“Restricted Period” has the meaning set forth in Section 9(b).
“Restricted Stock” means an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 9.
“Restricted Stock Units” means an Award of the right to receive either (as the Committee determines) Common Shares or cash equal to the Fair Market Value of a Common Share on the payment date, issued subject, in part, to the terms, conditions and restrictions described in Section 9.
“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.
“Section 409A” means Section 409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.
“Section 422” means Section 422 of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.
“Separation from Service” and “Separate from Service” means the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Sections 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A).
“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.
“Stock Appreciation Right” means an Award of a right to receive (without payment to the Company) cash, Common Shares, Other Company Securities or other property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 8.
“Subsidiary” means an entity of which the Company directly or indirectly holds at least a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity.
“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
“Ten Percent Employee” means an employee of the Company or any Subsidiary who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company within the meaning of Sections 424(e) and (f) of the Code.
“Treasury Regulation” means a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.